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Exhibit 23.2

Consent of Deloitte & Touche, LLP, Independent Auditors

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-62549 and 333-67229 of Natrol, Inc. on Form S-8 of our report dated April 14, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other intangible Assets in 2002) relating to the consolidated financial statements and financial statement schedule of Natrol, Inc. as of December 31, 2003 and for the years ended December 31, 2003 and 2002 appearing in the Annual Report on Form 10-K for the year ended December 31, 2004.

Los Angeles, California
March 14, 2005

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM